UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue

New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 21, 2017, Ark Restaurants Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of nine (9) directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Cohn Reznick LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year, (iii) an advisory vote on approval of executive compensation; and (iv) an advisory vote on the frequency of the advisory vote on executive compensation.

At the Meeting, a total of 3,118,445 shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,425,528 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, for, against, withheld, abstentions, and broker non-votes as to each matter.

1.	Election of a Board of Nine Directors:

Nomination	For	Withheld	Broker Non-Votes

01 - Michael Weinstein	2,585,954	15,394	517,097
02 - Steven Shulman	2,587,387	13,961	517,097
03 - Robert Stewart	2,569,535	31,813	517,097
04 - Marcia Allen	2,587,290	14,058	517,097
05 - Paul Gordon	2,584,715	16,633	517,097
06 - Bruce R. Lewin	2,586,982	14,366	517,097
07 - Vincent Pascal	2,579,691	21,657	517,097
08 - Arthur Stainman	2,586,882	14,466	517,097
09 - Stephen Novick	2,462,592	138,756	517,097

2.	Ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2017 fiscal year:

For	Against	Abstain

3,105,991	6,052	6,402

3.	Advisory vote on approval of executive compensation:

For	Against	Abstain	Broker Non-Vote

2,569,370	19,226	12,752	517,097

4.	Advisory vote on the frequency of the advisory vote on executive compensation:

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote

1,759,872	8,710	828,614	4,152	517,097

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

/s/ Michael Weinstein
By:	Name: Michael Weinstein
Title: Chief Executive Officer

Date: March 23, 2017